EX-23.1
                 CONSENT OF L.L. BRADFORD & COMPANY, LLC

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
World Am, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 POS of our independent registered public accounting firm's report dated April 21, 2006 in World Am, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2005, as amended by Form 10-KSB/A, and to all references to our firm included in this registration statement.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada
May 21, 2007